Aeroflex Subsidiaries

Name	Jurisdiction of Incorporation

Aeroflex Plainview, Inc.	Delaware
Aeroflex High Speed Test Solutions, Inc.	Delaware
Aeroflex Colorado Springs, Inc.	Delaware
Aeroflex Wichita, Inc.	Delaware
IFR Systems, Inc.	Delaware
IFR Finance, Inc.	Kansas
Aeroflex Microelectronic Solutions, Inc.	Michigan
Aeroflex/Inmet, Inc.	Michigan
Aeroflex/KDI, Inc.	Michigan
Aeroflex/Metelics, Inc.	California
Aeroflex/Weinschel, Inc.	Michigan
MicroMetrics, Inc.	New Hampshire
Aeroflex Bloomingdale, Inc.	New York
AIF Corp.	Delaware
Aeroflex International Inc.	Delaware
Aeroflex Properties Corp.	New York
Comar Products Inc.	New Jersey
MCE Asia, Inc.	Michigan
Aeroflex International Ltd.	England
Aeroflex Burnham Ltd.	England
Aeroflex Cambridge Ltd.	England
Aeroflex Test Solutions Ltd.	England
Aeroflex Asia Pacific Ltd.	England
Aeroflex Microelectronics (Nanjing) Co. Ltd.	China
Aeroflex Asia Ltd.	China
Aeroflex France SAS	France
Gaisler Research AB	Sweden
Europtest SAS	France
Aeroflex Technologies., SA	Spain
Aeroflex GmbH	Germany
Aeroflex SRL	Italy
Aeroflex SARL	Luxembourg